Exhibit 23.1    Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To	the Board of Directors
Bluegate Corporation
Houston, Texas

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated March 12, 2007, relating to the consolidated financial statements of Bluegate Corporation as of December 31, 2006 and 2005 and for the two years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Malone & Bailey, PC
MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

August 14, 2007